UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2017

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 23, 2017, the Board of Directors of Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), approved amendments to the Company’s Bylaws to provide for a plurality voting standard in elections of directors (such revised Bylaws referred to herein as the “Amended and Restated Bylaws”). The amendments were implemented by the Company to conform to the disclosure in the Company’s private placement memorandum dated August 1, 2016, as amended, and its registration statement on Form 10 filed with the Securities and Exchange Commission on July 6, 2016.
The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by the full text of the Amended and Restated Bylaws adopted and effective as of August 23, 2017. The Amended and Restated Bylaws as adopted and effective as of August 23, 2017, and a copy marked to show changes from the prior Bylaws, are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

3.1	First Amended and Restated Bylaws of Hancock Park Corporate Income, Inc.
3.2	First Amended and Restated Bylaws of Hancock Park Corporate Income, Inc., marked to show amendments effective as of August 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.

Date: August 24, 2017	By:	/s/ Bilal Rashid
Chief Executive Officer